EXHIBIT 5.1

                                                  September 9, 1999


American International Petroleum Corporation
444 Madison Avenue
New York, New York 10022

Gentlemen:

We are counsel to American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,300,000 shares (the "Shares") of the Company's common stock, par value $.08 per share (the "Common Stock"). The Shares may be issued to Maxim Tolokonnikov, a consultant, pursuant to a Consultancy Agreement dated May 20, 1999.

We have examined such corporate documents and records and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

                   1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada.

                   2. The Shares have been duly authorized, and when issued in consideration for the services contemplated by the Consultancy Agreement, will be legally issued, fully paid and non-assessable.

Our firm owns 321,818 shares of Common Stock, and an investment nominee of our firm owns 225,905 shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under Item 5 captioned "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Snow Becker Krauss P.C.
                                                  -----------------------------
                                                  SNOW BECKER KRAUSS P.C.